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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of CV Therapeutics, Inc. for the registration of an aggregate amount of $300,000,000 of its debt securities, its preferred stock, its common stock, warrants to purchase its preferred stock or common stock, warrants to purchase its debt securities or any combination thereof, and to the incorporation by reference therein of our report dated March 2, 2000 with respect to the consolidated financial statements of CV Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

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                                                     /s/ ERNST & YOUNG LLP
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Palo Alto, California
January 2, 2001